Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Privoz

We hereby consent to the inclusion in the foregoing amendment 1 to the Registration Statement on Form S-1/A of our report dated January 24, 2014, relating to the financial statements of Privoz for the period from November 22,2013 (Inception) to December 31,2013.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

March 17, 2014

/s/ Thomas A.Ralston CPA

Temecula, California